SHARE EXCHANGE AGREEMENT

LANDSTAR, INC.

and

DATA443 RISK MITIGATION, INC.

and

JASON REMILLARD

EFFECTIVE DATE:

29 JUNE 2018

SHARE EXCHANGE AGREEMENT

I

PARTIES

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into effective as of the 29th day of June, 2018 (the “Effective Date”), by and between LANDSTAR, INC., a Nevada corporation (“LDSR”); DATA443 RISK MITIGATION, INC., a North Carolina corporation (“Data443”); and, JASON REMILLARD, as the sole shareholder of Data443 (“Remillard”). LDSR, Data443, and Remillard are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. LDSR is a public company whose common stock is traded on the OTC Pink Sheets under the symbol “LDSR”.

B. Data443 is a privately-held company which is primarily involved in the business of current and next generation cyber security product offerings.

C. Remillard is the owner of one hundred percent of all classes of issued and outstanding shares of stock of Data443.

D. The Parties have previously entered into a transaction under which, among other things, LDSR would have merged into Data443, resulting in Data443 being the surviving entity and LDSR being the disappearing entity (the “Merger Transaction”).

E. The Merger Transaction, which was deemed effective prior to 31 December 2017, in fact was never consummated, even though the Parties treated the Merger Transaction as having been closed.

F. LDSR desires to acquire from Remillard one hundred percent (100%) of the issued and outstanding shares of all classes of stock of Data443, in exchange for the Exchange Consideration, as defined below.

G. Remillard desires to exchange one hundred percent (100%) of the issued and outstanding shares of all classes of stock of Data443 in exchange for the Exchange Consideration.

H. The Parties desire that the transactions contemplated herein replace the Merger Transaction and that same be deemed effective and closed as of and on 29 June 2018.

I. The Parties intend for this Agreement to constitute a plan of reorganization within the meaning of Section 368(a)(1)(B) of the Code and that all transactions contemplated hereunder shall be pursuant to said plan of reorganization.

J. The Parties intend that all transactions contemplated hereunder and pursuant to the plan of reorganization shall be a tax-free reorganization under Section 368(a)(1)(B) of the Code, or such other tax-free reorganization exemptions that may otherwise be available under the Code.

K. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to consummate the foregoing plan of reorganization, the Parties, intending to be legally bound, hereby adopt said plan of reorganization and agree as follows:

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III

DEFINED TERMS AND INTERPRETATION

3.1 Definitions. The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with the indicated Person.

“Closing” means the consummation of the Share Exchange.

“Closing Date” means the date on which the Closing occurs, which is deemed to be 29 June 2018.

“Code” means the Internal Revenue Code of 1986, as amended from time-to-time.

“Commission” means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Governmental Entity” means any (a) domestic or foreign, federal, national, state, regional, municipal, international, multinational, local, or other government, government or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board, or authority of any of the foregoing; or, (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under of, or for the account of, any of the foregoing.

“Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

“Intellectual Property” means all intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“LDSR Common Stock” means the shares of common stock of LDSR, par value US $0.0001 per share.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, or claim of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising under applicable law, as well as any claim of any kind under any voting trust, proxy, stockholder agreement, or any similar agreement affecting or otherwise regarding the ownership, voting, or transferability of the underlying security.

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“Material Adverse Change” means, when used in connection with LDSR or Data443, any change, event or occurrence that is, or would reasonably be expected to be, material and adverse to the financial condition, business, assets (including intangible assets) or results of operations of such party and its subsidiaries taken as a whole other than any change, event or occurrence relating to the United States’ economy or securities markets in general or related to the announcement of this Agreement and the transactions contemplated herein.

“Material Adverse Effect” means, when used with respect to LDSR or DATA443, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of LDSR or the DATA443, as the case may be, in each case taken as a whole; or, (b) materially impair the ability of LDSR or the DATA443, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; (ii) changes in the United States securities markets generally; or, (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which LDSR or DATA443 , as the case may be, operate.

“Material Contract” means, when used in connection with LDSR or Data443, any and all agreements, contracts, arrangements, licenses, franchise, lease transaction, commitments or other right or obligation, of LDSR or Data443, as the case may be.

“Order” means any award, decision, decree, injunction, judgment, order, ruling, subpoena, writ, judgment, determination, award or verdict entered, issued, made, or rendered by any Governmental Entity.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation or organization and the operating agreement of a limited liability company; (e) such other documents performing a similar function to the documents specified in clauses (a), (b), (c), and (d) adopted or filed in connection with the creation, formation or organization of a Person; and, (f) any and all amendments to any of the foregoing.

“Permitted Lien” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and, (d) Liens that would not have a Material Adverse Effect.

“Person” means any individual, firm, company, partnership, joint venture, venture capital fund, limited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Share Exchange” means the transfer, by the Remillard of the Data443 Shares to LDSR in exchange for issuance, by LDSR, of the Exchange Consideration directly to Remillard.

“Tax” and “Taxes” means, with respect to any entity, all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, of any and all kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

3.2 Accounting Terms and Determinations. All accounting terms used in this Agreement and not otherwise defined shall have the meaning accorded to them in accordance with GAAP and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied. When used herein, the term “financial statements” shall include the notes and schedules attached thereto. The term “GAAP” means generally accepted accounting principles consistently applied as in effect from time to time.

3.3 Interpretation.

3.3.1. Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

3.3.2. Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

3.3.3. Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

3.3.4. Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

3.3.5. Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

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3.3.6. Time. All Parties agree that time is of the essence as to this Agreement.

3.3.7. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

3.4 Additional Definitions and Interpretation Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IV

EXCHANGE AND CONSIDERATION

4.1 Share Exchange.

4.1.1. Transfer of Data443 Shares. On the Closing Date, Remillard shall deliver to LDSR all of the issued and outstanding shares of stock of all classes of Data443, with all such shares summarized on Exhibit 4.1.1., attached hereto and incorporated herein by reference (the “Data443 Shares”). The Data443 Shares will be exchanged for and concurrent with the issuance of the Exchange Consideration as described below, and in accordance with the terms and conditions of this Agreement.

4.1.2. Exchange Consideration. In exchange for the Data443 Shares, LDSR shall issue to Remillard that number of fully paid and nonassessable unregistered shares of LDSR Common Stock as follows (collectively, the “Exchange Consideration”):

(a) On the Closing Date, one hundred million (100,000,000) shares of LDSR Common stock;

(b) On the eighteen (18) month anniversary of the Closing Date (the “Earn Out Date”), that number of shares LDSR Common Stock (the “Earn Out Shares”) equal to (w) the total amount of gross sales actually collected by LDSR from the Closing Date to the Earn Out Date; (x) divided by one million; (y) multiplied by one hundred thousand; then, (z) divided by the closing price for LDSR Common Stock on the Earn Out Date. The Earn Out Shares are expressly (i) part of the Exchange Consideration; (ii) not in exchange for services rendered or to be rendered by Remillard; and, (iii) shall be issued to Remillard irrespective of whether he continues to be employed by LDSR, Data443, or any Affiliate of either.

4.2 Reorganization. For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B), as amended, of the Code. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or any other provision herein to the contrary, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status.

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4.3 Independent Legal Review. Each Party acknowledges and agrees that it:

(a) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated hereunder; and

(b) is responsible for its own planning of any the Tax consequences of the Share Exchange, including, without limitation, paying its own that may result if the Share Exchange is determined to not qualify as a reorganization under Section 368 of the Code.

4.4 Capitalization of LDSR at Closing. On the Closing Date the issued and outstanding shares of all classes of stock of LDSR will be as summarized on Exhibit 4.4, attached hereto and incorporated herein by reference.

V

REPRESENTATIONS AND WARRANTIES OF REMILLARD

Remillard represents and warrants to LDSR that the representations and warranties contained in this Article V are true, correct, and complete as of the Closing Date, except as otherwise expressly provided for to contrary herein:

5.1 Good Title. Remillard is the record and beneficial owner of, and has good title to, the Data443 Shares, with the right and authority to sell and deliver such Data443 Shares. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated, or upon registering LDSR as the new owner of such Data443 Shares in the share register of Data443, LDSR will receive good title to such Data443 Shares, free and clear of all Liens.

5.2 Execution and Performance of Agreement. Remillard has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all other instruments and agreements to be executed and delivered by Remillard in connection with this Agreement, as well as all transactions contemplated hereunder. Remillard has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Remillard of this Agreement. This Agreement has been duly and validly executed and delivered by Remillard and constitutes the valid, binding, and enforceable obligation of Remillard, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.3 Effect of Agreement. As of the Closing, the consummation by Remillard of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any Governmental Entity which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Remillard or the Data443 Shares;

(b) Violate any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Remillard or to which the Data443 Shares are subject; or

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(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Lien upon the Data443 Shares.

5.4 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any Person in connection with the execution and delivery of this Agreement and the performance of Remillard’s obligations contemplated hereunder.

5.5 Accredited Investor Status. Remillard is an “accredited investor”, as defined in Rule 501(a) under Regulation D of the Securities Act. Remillard agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the Share Exchange.

5.6 Investment Experience. Remillard has such knowledge, skill, and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of an investment in the Exchange Consideration. To the extent necessary, Remillard has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the Exchange Consideration.

5.7 Purchase Entirely for Own Account. The Exchange Consideration to be received by Remillard hereunder will be acquired for Remillard’s own account; not as nominee or agent; and, not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Remillard has no present intention of selling, granting any participation in, or otherwise distributing the any part of the Exchange Consideration in violation of the Securities Act. However, nothing contained herein shall (i) prejudice Remillard’s right at all times to sell or otherwise dispose of all or any part of the Exchange Consideration in compliance with applicable federal and state securities laws; or, (ii) be deemed a representation or warranty by such Remillard to hold the Exchange Consideration for any period of time.

5.8 Acknowledgement of Restricted Securities. Remillard understands and agrees that the share constituting the Exchange Consideration to be issued pursuant to this Agreement are characterized as “restricted securities” and have not been registered under the Securities Act or the securities laws of any state by reason of specific exemptions under the provisions thereof which require a transaction not involving a public offering, and which depend, in part, upon the investment intent of Remillard and on other representations made by Remillard in this Agreement. Remillard understands that LDSR is relying upon his representations and agreements hereunder for the purpose of determining whether this transaction meets the requirements for such exemptions.

5.9 Independent Investigation. As of the Closing, Remillard will be acquiring the Exchange Consideration based upon his own independent investigation and evaluation of LDSR and its prospects, and the covenants, representations, and warranties of LDSR set forth herein. Remillard is expressly not relying on any oral representations made by LDSR or any of its agents.

5.10 Stock Legends. Remillard agrees that the shares representing Exchange Consideration will bear the following legend(s):

(a)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT

	(i)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS; OR

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(ii)	PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)	Any other legend required under any applicable laws, including, without limitation, any state corporate and state securities law, or contract.

5.11 Litigation. There is no pending or threatened Proceeding against Remillard which challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Remillard, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

5.12 No Broker or Similar Fee. Remillard has not created any obligation for any finder’s, investment banker’s, broker’s, or any similar fee in connection with the Share Exchange. Remillard will indemnify and hold LDSR and Data443 and their respective directors and officers harmless against any liability or expense arising out of, or in connection with, any such claim.

5.13 No General Solicitation. Remillard did not learn of the investment in the Exchange Consideration as a result of any public advertising or general solicitation.

5.14 No Registration Rights. Remillard shall have no right to compel LDSR to register or otherwise qualify any of the shares representing the Exchange Consideration for public sale.

VI

REPRESENTATIONS AND WARRANTIES OF DATA443

Data443 and Remillard, jointly and severally, hereby represent and warrant to LDSR that the representations and warranties contained in this Article VI are true, correct, and complete as of the Closing Date, except as otherwise expressly provided for to contrary herein:

6.1 Organization. Data443 is a corporation, duly organized, validly existing, and in good standing under the laws of the State of North Carolina, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Data443 is not violation or default of any of the provisions of its Organizational Documents. Data443 is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect. Data443 does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.2 Execution and Performance of Agreement. Data443 has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and each of the other instruments and agreements to be executed and delivered by Data443 in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and Data443 has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Data443 of this Agreement. This Agreement has been duly and validly executed and delivered by Data443 and constitutes the valid, binding, and enforceable obligation of Data443, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

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6.3 Effect of Agreement. As of the Closing, the consummation by Data443 of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate Requirement of Law applicable to or binding upon Data443, or any of its assets;

(b) Violate (i) the terms of any of its Organizational Documents; or, (ii) any Material Contract, or writing binding upon Data443 or to which Data443 is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Lien upon any part of the assets of Data443 or any other assets of Data443 under any Material Contract (written or oral) or other instrument to which Data443 is a party, or by which any of its assets (or any part thereof) is bound or affected.

6.4 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby.

6.5 Capitalization and Related Matters. Immediately prior to the Closing, the issued and outstanding shares of all classes of stock of Data443 is as summarized on Exhibit 4.1.1. All Data443 Shares are duly authorized, validly issued, fully paid, nonassessable, and have not been issued in violation of any preemptive or similar rights. There are no outstanding options, warrants, calls, subscription rights, conversion privileges or rights (including any preemptive, or contingent or otherwise), purchase agreements, participation agreements, exchange rights or other securities or contracts that could require Data443 to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of Data443. There are no outstanding contractual obligations (contingent or otherwise) of Data443 to retire, repurchase, redeem or otherwise acquire any outstanding securities, or other ownership interests in, Data443 or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.6 Certain Proceedings. There is no pending Proceeding that has been commenced against Data443 and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereunder. To the knowledge of Data443 and Remillard, no such Proceeding has been threatened.

6.7 Title to the Assets. Data443 has good and marketable title to all of its assets, free and clear of all Liens, other than Permitted Liens and except as expressly disclosed on Schedule 6.7, attached hereto and incorporated herein by reference.

6.8 Financial Statements. The financial statements of Data443 dated 31 March 2018 (the “Financial Statements”), which have been previously delivered to LDSR, have been prepared on a consistent basis and present fairly the financial position of Data443 as of the date thereof. Except to the extent reflected and reserved against in the Financial Statements, Data443 did not have, as of the date of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those obligations that are not required by GAAP to be included in the Financial Statements.

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6.9 Changes in Financial Condition. Since the date of the Financial Statements, there has not been:

(a) Any Material Adverse Change in the condition (financial or otherwise) or business of Data443, except changes in the ordinary course of business, none of which has been a Materially Adverse Change;

(b) Any damage, destruction or loss (whether or not covered by insurance) representing a Material Adverse Change affecting the properties, assets, business or prospects of Data443;

(c) Any change in the accounting methods or business followed by Data443, or any change in the depreciation or amortization policies or rates adopted by Data443 (whether or not presently outstanding), except liabilities incurred, and obligations under agreements entered into, in the ordinary course of business; or

(d) Any sale, lease, abandonment or other disposition by Data443, other than in the ordinary course of business, of any machinery, equipment or other operating properties directly or indirectly related to its business.

6.10 Employee Benefit Plans. Data443 is not a party to any written or oral (i) contract with any labor union, (ii) bonus, pension, profit-sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, insurance or other plan providing employees benefits, (iii) employment, agency, consulting or similar contract which cannot be terminated by it in one hundred twenty (120) days or less, without cost, or (iv) any other plan, agreement or arrangement governed by the Employee Retirement Income Security Act of 1974, as amended.

6.11 Permits and Licenses. Data443 has all licenses and permits (federal, state and local) required by governmental authorities to own, operate, and carry on its business as now being conducted, and such licenses and permits are in full force and effect. No violations are or have been recorded in respect to the licenses or permits, included but not limited to fire and health and safety law violations, and no proceeding is pending or threatened looking toward the revocation or limitation of any of them. All permits, licenses, orders or approvals of governmental or administrative authorities required to permit Data443 to carry on after the Closing the business of Data443 as currently conducted have been obtained and are in full force and effect.

6.12 Customers and Suppliers. The books and records of Data443 contain a correct and complete list of each of its customers and suppliers who have dealt with Data443 during the twelve (12) month period ending on the Closing Date (the “Customers and Suppliers”). Data443 has taken all commercially reasonable steps to maintain the confidentiality of the Customers and Suppliers. To the best knowledge of Data 443 and Remillard:

(a) None of the Customers or Suppliers, or any other person or entity having material business dealings with Data443, will or may cease to continue such relationship with Data443;

(b) None of the Customers or Suppliers, or any other person or entity having material business dealings with Data443, will or may substantially reduce the extent of such relations with Data443 at any time from or after the Closing;

(c) There are no other existing or contemplated material modifications or changes in the business relationship of any Customers or Suppliers with Data443;

(d) There are no existing conditions or state of facts or circumstances which could have a Materially Adverse Effect on the relationship of Data443 with Customers or Suppliers after the Closing, or which has prevented or will prevent such business from being carried on by Data443, after the Closing, in essentially the same manner as it is currently carried on.

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6.13 Leases and Similar Agreements. Except as set forth in Schedule 6.13, attached hereto and incorporated herein by reference, Data443 is not a party to, nor are any of its assets bound by or subject to, any leases or other similar agreements or instruments, whether as lessor or lessee. With regard to all such disclosed leases and similar agreements, Data443 has delivered to LDSR any and all consents or waivers of other parties necessary for the continuation of the leases and similar agreements upon the same terms and conditions in effect as of the Closing.

6.14 Material Agreements. Except as set forth in Schedule 6.14, attached hereto and incorporated herein by reference, Data443 is not a party to any Material Contracts, nor are any of its assets bound by or subject to, any of the following:

(a) agreement or other arrangement for the sales of goods or services to any Governmental Entity;

(b) agreement with any vendor, distributor, dealer, sales agent or representative other than contracts or orders for the purchase or sale of goods made in the usual and ordinary course of business at an aggregate price per contract or order of less than $10,000 and a terms of less than ninety (90) days under any such contract or order;

(c) agreement with any supplier or customer with respect to discounts (other than those reflected on the current price lists of Data443) or allowances or extended payment terms;

(d) joint venture or partnership agreement with any other person;

(e) agreement which restricts Data443 from doing business anywhere in the world; or

(f) long-term services agreement.

6.15 Employment Agreements. Except as set forth on Schedule 6.15, attached hereto and incorporated herein by reference, Data443 is not a party to any employment agreement, independent contractor agreement, or similar arrangement or agreement, whether it be reduced to written form or an oral promise.

6.16 Other Arrangements. Data443 is not a party to any contract, commitment or agreement, nor are any of its assets subject to, or bound or affected by, any Order or other restriction of any kind or character which is not applicable to its business generally, which would, individually or in the aggregate, constitute a Material Adverse Effect. Data443 is also not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments contemplated by this Agreement, to any other person as a result of the consummation of the transactions contemplated herein.

6.17 Intellectual Property Rights. Data443 is the owner of all right, title, and interest in its Intellectual Property, free and clear of all Liens and all other adverse claims, and has the right to use without payment to a third party. Further, all Intellectual Property is (i) in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use); (ii) valid and enforceable; and, (iii) not subject to any adverse claim and has not been challenged or threatened in any way.

6.18 Material Defaults. Data443 is not in material default, or alleged to be in default, under any Material Contract or obligation, and no other party to any agreement, contract, lease, mortgage, commitment, instrument or obligation to which Data443 is a party is in default thereunder, which default would have a Material Adverse Effect.

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6.19 Tax Matters. Except in respect for the current taxation year, Data443 has filed all tax returns (federal, state and local) required to be filed by it; has paid all Taxes shown to be due and payable on the returns or any assessments or penalties received by it; and, has paid all other Taxes (federal, state and local) due and payable by it. There are no audits pending and there are no present disputes as to Taxes of any nature payable by Data443.

6.20 Interested Party Transactions. No officer, director, or shareholder of Data443 or any Affiliate of any such Person, has or has had, either directly or indirectly:

(a) an interest in any Person which:

(i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by DATA443; or

(ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Data443 any goods or services; or

(b) a beneficial interest in any contract or agreement to which DATA443 is a party or by which it may be bound or affected.

6.21 Books and Records. The books, records, and accounts of DATA443, in all material respects:

(a) have been maintained in accordance with good business practices on a basis consistent with prior years; and

(b) are stated in reasonable detail and accurately and fairly reflect the transactions and business of Data443 and have been maintained in accordance with good business practices on a basis consistent with prior years.

6.22 Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Data443 for any commission, fee, or other compensation as a finder or broker, or in any similar capacity, and Data443 will indemnify and hold LDSR, and LDSR’s directors and officers, harmless against any liability or expense arising out of, or in connection with, any such claim.

6.23 No Directed Selling Efforts or General Solicitation. Neither Data443 nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Exchange Consideration.

6.24 Disclosure. No representation or warranty made by Data443 in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. Data443 has disclosed to LDSR all material information known to it related to Data443 and its business.

VII

REPRESENTATIONS AND WARRANTIES OF LDSR

LDSR hereby represents and warrants to Remillard and Data443 that the representations and warranties contained in this Article VII are true, correct, and complete as of the Closing Date, except as otherwise expressly provided for to contrary herein:

7.1 Organization. LDSR is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, and is not in violation or default of any of the provisions of its Organizational Documents.

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7.2 Execution and Performance of Agreement. LDSR has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and each of the other instruments and agreements to be executed and delivered by LDSR in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and LDSR has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by LDSR of this Agreement. This Agreement has been duly and validly executed and delivered by LDSR and constitutes the valid, binding, and enforceable obligation of LDSR, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

7.3 Effect of Agreement. As of the Closing, the consummation by LDSR of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon LDSR;

(b) Violate (i) the terms of any of its Organizational Documents; or, (ii) any Material Contract or other material instrument or writing binding upon LDSR or to which LDSR is subject; or

(c) Result in the breach of, constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, any agreement, commitment, contract (written or oral) or other instrument to which LDSR is a party or is otherwise bound or affected.

7.4 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any Governmental Entity or other Person in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby.

7.5 Investigation. On or prior to the Closing, LDSR will have had the opportunity to investigate the books and records of Data443, and the Financial Statements. As of the Closing, LDSR will be entering into this Agreement based upon its own independent investigation and evaluation of the Data443 and its prospects, and the covenants, representations, and warranties of Data443 and Remillard set forth herein. LDSR is expressly not relying on any oral representations made by Data443 or Remillard or any Affiliate of either.

7.6 Capitalization and Related Matters. Immediately after the Closing, the issued and outstanding shares of all classes of stock of LDSR will be as summarized on Exhibit 7.6, attached hereto and incorporated herein by reference. All issued and outstanding shares of all classes of stock of LDSR’s are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, and at the Earn Out Date, LDSR will have sufficient authorized and unissued LDSR Common Stock to consummate the transactions contemplated hereby. The issuance of all of the shares of constituting the Exchange Consideration will be in compliance with all applicable federal and state securities laws.

7.7 The Exchange Consideration. Upon each delivery to Remillard of stock certificates representing the shares constituting the Exchange Consideration, all such shares will have been validly issued, fully paid, nonassessable, and free and clear of all Liens and restrictions, other than Liens created by Remillard and restrictions on transfer imposed by this Agreement and the Securities Act.

7.8 Certain Proceedings. There is no pending Proceeding that has been commenced against LDSR and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. Other than as disclosed in Section 7.8, attached hereto and incorporated herein by reference, to the knowledge of LDSR, no such Proceeding has been threatened.

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7.9 Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against LDSR for any commission, fee, or other compensation as a finder or broker, or in any similar capacity, and LDSR will indemnify and hold Remillard, Data443, and Data443’s directors and officers, harmless against any liability or expense arising out of, or in connection with, any such claim.

7.10 No Directed Selling Efforts or General Solicitation. Neither LDSR nor any Person acting on its or their behalf has conducted any general solicitation or general advertising in connection with the transactions envisioned hereunder.

7.11 Filings. All information contained in the filings of LDSR with and on the OTC Markets disclosure portal, including, without limitation, all financial statements contained in the filings (collectively, the “Filings”) are true and correct as of the day of each such Filings. None of the Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All Material Contracts to which LDSR is a party or to which the property or assets of LDSR are subject have been appropriately disclosed in the Filings. LDSR Common Stock is listed on the OTC Markets Pink Sheets, and LDSR is not aware of any facts which would make LDSR Common Stock ineligible for continued quotation on the Pink Sheets.

7.12 Independent Investigation. As of the Closing, LDSR will enter into this Agreement based upon his own independent investigation and evaluation of Data443 and its prospects, and the covenants, representations, and warranties of Remillard and Data443 set forth herein. LDSR is expressly not relying on any oral representations made by Remillard or Data443 or any of their agents.

7.13 Disclosure. No representation or warranty made by LDSR in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. LDSR has disclosed to Data443 and Remillard all material information known to it related to LDSR and its business.

VIII

CONDITIONS TO THE SHARE EXCHANGE

8.1 Conditions to Obligations of LDSR. Unless otherwise waived, in whole or in part, in writing by LDSR, the obligations of LDSR to effect the consummation of the transactions contemplated hereunder, and in the other agreements referred to herein, shall be subject to the satisfaction at the Closing of each of the following conditions:

8.1.1. Representations and Warranties of Remillard and Data443 to be True. The representations and warranties of Remillard and Data443 contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct in all material respects on the Closing with the same force and effect as though made at such time. Remillard and Data443 shall have performed all obligations and complied with all covenants required by this Agreement, and the other agreements referred to herein, to be performed or complied with by him prior to the Closing.

8.1.2. No Proceedings. No Proceeding shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith.

8.1.3. No Adverse Change. Since the Effective Date there shall not have been any Material Adverse Change for Data443.

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8.1.4. Consents. Remillard and Data443 shall have obtained and delivered to LDSR all written consents of the other party to all contracts which by their terms or otherwise require the consent of such party to the transfer thereof by Remillard and Data443.

8.2 Conditions to Obligations of Remillard and Data443. Unless otherwise waived, in whole or in part, in writing by Remillard and Data443, the obligations of Remillard and Data443 to effect the consummation of the transactions contemplated hereunder, and in the other agreements referred to herein, shall be subject to the satisfaction at the Closing of each of the following conditions:

8.2.1. Representations and Warranties of LDSR to be True. The representations and warranties of LDSR contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct in all material respects on the Closing with the same force and effect as though made at such time. LDSR shall have performed all obligations and complied with all covenants required by this Agreement, and the other agreements referred to herein, to be performed or complied with by it prior to the Closing.

8.2.2. No Proceedings. No Proceeding shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith.

8.2.3. No Adverse Change. Since the Effective Date there shall not have been any Material Adverse Change for LDSR.

8.2.4. Consents. LDSR shall have obtained and delivered to Remillard and Data443 all written consents of the other party to all contracts which by their terms or otherwise require the consent of such party to the transfer thereof by LDSR.

8.3 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of LDSR or Data443, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure, including, without limitation:

(a) acts of God;

(b) fire or explosion;

(c) war, acts of terrorism, or other civil unrest; or

(d) national emergency.

IX

CLOSING

9.1 Closing Date. The Closing shall be deemed to have occurred as of and on the Closing Date, which for all purposes shall be 29 June 2018.

9.2 Obligations of Remillard and Data443. At the Closing, Remillard and Data443 shall deliver or cause to be delivered to LDSR:

(a) Share certificates representing the Data443 Shares, duly endorsed for transfer, free and clear of all Liens, and dated as of the Closing;

(b) Duly executed stock powers for transfer by Remillard of the Data443 Shares to LDSR;

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(c) Executed version of this Agreement; and

(d) Any governmental and third party consents, approvals, assurances or UCC-2 termination statements necessary for the consummation of the transactions contemplated by this Agreement or as may be required to permit Remillard and Data443 to deliver the Data443 Shares free and clear of any and all Liens.

9.3 Obligations of LDSR. At the Closing, LDSR shall deliver or cause to be delivered to Remillard and Data443:

(a) All shares representing the Exchange Consideration, duly issued by the transfer agent for LDSR, in the name of Remillard; and

(b) Executed version of this Agreement.

X

INDEMNIFICATION

10.1 Indemnification by Remillard and Data443. Remillard and Data443 hereby jointly and severally covenant and agree that notwithstanding any investigation made at any time by or on behalf of LDSR or any information LDSR may have and regardless of the Closing, Remillard and Data443 shall indemnify LDSR and its directors, officers, shareholders and affiliates, and each of their successors and assigns (each individually referred to herein as a “LDSR Indemnified Party”) and hold each harmless from, against and in respect of any and all costs (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of legal counsel) losses, claims, liabilities, fines, penalties, damages, demands, judgments, debts, obligations, causes of action and expenses (cumulatively referred to as the “Indemnified Claims”) arising by reason of or in connection with any of the following:

(a) Any material breach of, or any material inaccuracy in, any of the representations, warranties, covenants or agreements made by Remillard and Data443 in this Agreement, any other agreement referred to herein, any Exhibit or Schedule to this Agreement, or any certificate, instrument or writing delivered in connection therewith; or

(b) Any Proceeding arising out of or incidental to any of the matters indemnified against in this Section 10.1. However, Remillard and Data443 shall not be obligated to indemnify a LDSR Indemnified Party and hold it harmless under this Section 10.1 with respect to any settlement of a claim to which Remillard and Data443 has not consented, which consent shall not unreasonably be withheld;

10.2 Indemnification by LDSR. LDSR hereby covenants and agrees that notwithstanding any investigation made at any time by or on behalf of Remillard and Data443 or any information Remillard and Data443 may have and regardless of the Closing of the purchase of the Stock hereunder, LDSR shall indemnify Remillard and Data443 and their respective Affiliates, successors and assigns (each individually referred to herein as a “Remillard and Data443 Indemnified Party”) and hold each harmless from, against and in respect of any and all Indemnified Claims arising by reason of or in connection with any of the following:

(a) Any and all Indemnified Claims against a Remillard and Data443 Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise relating to Data443, except if (i) such liability results from or arises in connection with the breach of any of the representations, warranties, covenants or agreements made by Remillard and Data443 in this Agreement, any other agreement referred to herein, any Schedule or Exhibit hereto, any of the Settlement Documents, or any certificate, instrument or writing delivered in connection herewith or therewith, or (ii) such liability is included under Section 10.1, above;

(b) Any material breach of, or any material inaccuracy in, any of the representations, warranties, covenants or agreements made by LDSR in this Agreement, any other agreement referred to herein, any Exhibit or Schedule to this Agreement, or any certificate, instrument or writing delivered in connection therewith;

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(c) Any attempt (whether or not successful) by any person to cause or require a Remillard and Data443 Indemnified Party to pay or discharge any debt, obligation, liability or commitment of LDSR; and

(d) Any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 10.2. However, LDSR shall not be obligated to indemnify a Remillard and Data443 Indemnified Party and hold it harmless under this Section 10.2 with respect to any settlement of a claim to which LDSR has not consented, which consent shall not unreasonably be withheld.

10.3 Right to Defend. If the facts giving rise to any claim for indemnification under this Article X shall involve any actual claim or demand by any third person against a LDSR Indemnified Party or a Remillard and Data443 Indemnified Party (cumulatively referred to hereinafter as an “Indemnified Party”), the indemnifying party shall be entitled to notice of and entitled to (without prejudice to the right of any Indemnified Party to participate at its own expense with counsel if its own choosing) defend or prosecute such claim at its own expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than the time by which the interests of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice. However, if the defendants in any action shall include both the indemnifying party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying party pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article X, for all costs and expenses incurred by it in connection therewith.

XI

POST-CLOSING COVENANTS

11.1 Books and Records. Remillard and Data443 shall deliver, at Closing or as soon as possible after Closing, all books and records of Data443.

11.2 Reasonable Assistance. Remillard and Data443 shall use and exercise their respective best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth transition and conversion of the transfer of ownership of Data443 to LDSR.

11.3 Public Announcements. The Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement and the transactions envisioned hereunder, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or Proceeding.

11.4 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

11.5 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the transactions envisioned hereunder; and, (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

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XII

ADDITIONAL PROVISIONS

12.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

12.2 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

12.3 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

12.4 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

12.5 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

12.6 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

12.7 No Third Party Beneficiaries. This Agreement has been entered into solely by and between the Parties, solely for their benefit. Except as otherwise expressly provided for herein, there is no intent by any Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

12.8 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 12.8.

12.9 Notices.

12.9.1. Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

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12.9.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

12.9.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 12.9.

12.10 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 12.10 shall not include any obligation to incur substantial expense or liability.

XIII

EXECUTION

IN WITNESS WHEREOF, this SHARE EXCHANGE AGREEMENT has been duly executed by the Parties, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

LDSR:	DATA443:

LANDSTAR, INC.,	DATA443 RISK MITIGATION, INC.,
a Nevada corporation	a North Carolina corporation

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATED:	DATED:

REMILLARD:

JASON REMILLARD

DATED:

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EXHIBIT 4.1.1.

DATA443 SHARES

One million (1,000,000) shares common stock owned by Remillard.

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EXHIBIT 4.4

LDSR CAP TABLE AT CLOSING

4,147,676,982 shares of LDSR Common Stock.

1,200,000,000 shares of LDSR Common Stock to be issued to Remillard under the Myriad Software Productions, LLC asset purchase.

1,000,000 shares of LDSR Series A Preferred stock.

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EXHIBIT 7.6

LDSR CAP TABLE IMMEDIATELY AFTER CLOSING

4,247,676,982 shares of LDSR Common Stock.

1,200,000,000 shares of LDSR Common Stock to be issued to Remillard under the Myriad Software Productions, LLC asset purchase.

An undetermined number of shares of LDSR Common Stock to be issued to Remillard on the Earn Out Date.

1,000,000 shares of LDSR Series A Preferred stock.

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